Exhibit 15.1

July 28, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated July 28, 2022 on our review of interim financial statements of Janus Henderson Group plc, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-3 (No. 333-252714) and Form S-8 (Nos. 333-218365, 333-236685 and 333-265647) of Janus Henderson Group plc.

Very truly yours,

/s/PricewaterhouseCoopers LLP

Denver, Colorado